EXHIBIT 10.3(e)

2004 EQUITY COMPENSATION PLAN

EMPLOYEE

INCENTIVE STOCK OPTION

GRANT AGREEMENT

THIS AGREEMENT is made as of the Grant Date by and between Cephalon, Inc. (“Company”) and Grantee.

RECITALS

A.            The Grantee has been granted an option to purchase shares of the common stock of the Company under the Cephalon, Inc. 2004 Equity Compensation Plan (“Plan”).

B.            The option granted to the Grantee is intended to be an incentive stock option (“ISO”), which is intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, it is hereby agreed as follows:

1.             Grant of Option.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee, as of the Grant Date, a ISO to purchase the number of shares of the common stock of the Company (“Option Shares”) specified on the attached Notice of Grant of Stock Options (“Notice”), at the exercise price per share set forth in the Notice.

This option shall become null and void unless the Grantee accepts this Agreement by executing this Agreement in the space provided on the last page of the Agreement and returning it to the Company.

2.             Option Term.

Unless sooner terminated in accordance with the provisions of the Plan or this Agreement, this option will terminate at the close of business on the date specified on the Notice, but in no event shall the option terminate later than ten years from the Grant Date, (“Expiration Date”).

3.             Option Nontransferable.

This option is not transferable or assignable by the Grantee other than by will or by the laws of descent and distribution, and during the lifetime of the Grantee, this option is exercisable only by the Grantee.

4.             Dates of Exercise.

The option will become exercisable with respect to the Option Shares covered by the option according to the following four year exercisability schedule, provided that the Grantee is employed by the Company on the applicable dates:

Date	Option Shares Becoming Exercisable

1st anniversary of Grant Date	25%
2nd anniversary of Grant Date	25%
3rd anniversary of Grant Date	25%
4th anniversary of Grant Date	25%

Exercisable installments may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before the Expiration Date, unless the option terminates earlier in accordance with the terms of this Agreement or the Plan.  The exercisability of the option is cumulative, but shall not exceed 100% of the Option Shares.  If the foregoing schedule would produce fractional Option Shares, the number of Option Shares for which the option becomes exercisable shall be rounded down to the nearest whole Option Share.

5.             Termination of Employment.

(a)           Should the Grantee cease to be an employee of the Company or one of its subsidiaries (other than by reason of death, permanent disability or termination for cause), this option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the three-month period following the date of such cessation of employee status.  If, at the time of the Grantee’s termination, he is unable to sell Option Shares (i) without liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (or any successor provision) (“Section 16(b)”) or (ii) because he is in possession of material non-public information about the Company (“Non-public Information”), then the three-month period referred to in the preceding sentence shall not commence until the later of the first day that the Grantee may sell Option Shares without liability under Section 16(b) or the first day that the Grantee is not in possession of Non-public Information; provided, however, that in no event will this option be exercisable at any time after the Expiration Date.  Any portion of the option that is exercised after the three-month period following the date of such cessation of employee status, as permitted by the immediately preceding sentence, shall be a non-qualified stock option.

(b)           Should the Grantee become permanently disabled and cease by reason thereof to be an employee of the Company or one of its subsidiaries, this option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the one-year period following the date of such cessation of employee status; provided, however, in no event will this option be exercisable at any time after the Expiration Date.  The Grantee will be deemed to be permanently disabled if the Grantee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than one year, unable to engage in any substantial gainful employment.

(c)           Should the Grantee die while still an employee of the Company or one of its subsidiaries, this stock option, to the extent it is at the time outstanding under this Plan, shall automatically accelerate and become fully exercisable as to all Option Shares subject to this option and shall remain exercisable until the Expiration Date or earlier surrender of this option.  In addition, if the Grantee dies during the three-month period referred to in subparagraph (a) or during the one-year period referred to in subparagraph (b), the option shall remain exercisable until the Expiration Date or earlier surrender of this option.  The executors or administrators of estate or heirs or legatees (as the case may be) will have the right to exercise this option, during the remainder of the option term.

(d)           Should the Grantee’s employment be terminated for cause (including, but not limited to, any act of dishonesty, unethical conduct, willful misconduct, fraud or embezzlement, or any unauthorized disclosure of confidential information or trade secrets), this option will immediately terminate and cease to be exercisable when notice of termination of employment is given.

6.             Designation as Incentive Stock Option.

(a)           This option is designated as an incentive stock option within the meaning of Section 422 of the Code.  If the aggregate fair market value of the Company’s stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422.  If and to the extent that the option fails to qualify as an incentive stock option under the Code, the option shall remain outstanding according to its terms as a nonqualified stock option.

(b)           The Grantee understands that favorable incentive stock option tax treatment is available only if the option is exercised while the Grantee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Grantee ceases to be an employee.  The Grantee understands that the Grantee is responsible for the income tax consequences of the option, and, among other tax consequences, the Grantee understands that he may be subject to the alternative minimum tax under the Code in the year in which the option is exercised.  The Grantee will consult with his tax adviser regarding the tax consequences of the option.

(c)           The Grantee agrees that the Grantee shall immediately notify the Company in writing if the Grantee sells or otherwise disposes of any Option Shares acquired upon the exercise of the option and such sale or other disposition occurs on or before the later of (i) two years after the Grant Date or (ii) one year after the transfer of the shares upon the exercise of the option.  The Grantee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

7.             Privilege of Stock Ownership.

The holder of this option will have none of the rights of a stockholder with respect to the Option Shares until such individual has exercised the option and has been issued a stock certificate for the Option Shares.

8.             Manner of Exercising Option.

In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, the Grantee (or in the case of exercise after the Grantee’s death, the Grantee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a)         Execute and deliver to the Senior Vice President of Human Resources of the Company a stock purchase agreement in substantially the form of Exhibit A to this Agreement (the “Purchase Agreement”), specifying the number of Option Shares with respect to which the option is being exercised;

(b)         Pay the aggregate exercise price for the purchased shares as specified by the Committee in one or more of the following alternative forms:  (i) full payment, in cash or by check payable to the Company’s order, in the amount of the exercise price for the Option Shares being purchased; (ii) full payment in shares of common stock of the Company held for at least six months and having an aggregate fair market value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased; (iii) a combination of shares of common stock of the Company held for at least six months and valued at fair market value on the day of exercise (as determined under the terms of the Plan) and cash or check payable to the Company’s order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (iv) to the extent permitted by applicable law, by such other method as the Committee may approve; and

(c)         Furnish the Company with appropriate documentation that the person or persons exercising the option, if other than the Grantee, have the right to exercise this option.

9.             Certain Company Transactions.

(a)           “Change of Control” shall mean a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than thirty percent (30%) of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board of Directors (“Board”) does not recommend such stockholders to accept; or (ii)  a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either: (1) have been Board members continuously since the beginning of such period, or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

(b)           “Corporate Transaction”    shall mean either of the following stockholder-approved transactions to which the Company is a party:  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of more than 75% of the Company’s assets in a single or related series of transactions.

(c)           “Involuntary Termination” shall mean the termination of the service of the Grantee which occurs by reason of (i) such individual’s involuntary dismissal or discharge by the Company or the successor thereto for reasons other than Misconduct (as defined below), or (ii) such individual’s voluntary resignation, in either case following: (a) a change in the Grantee’s position with the Company or the successor thereto which materially reduces the

Grantee’s level of responsibility, (b) a reduction in the Grantee’s level of compensation (including base salary, significant fringe benefits or any non-discretionary and objective-standard incentive payment or bonus award) by more than ten percent (10%) in the aggregate or (c) a relocation of the Grantee’s place of employment by more than fifty (50) miles, only if such change, reduction or relocation is effected by the Company or the successor thereto without the Grantee’s consent.  For purposes of this definition, the term “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Grantee, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or its successor, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Company or its successor in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or its successor may consider as grounds for the dismissal or discharge of the Grantee.

(d)           Except as described below, in the event of any Corporate Transaction, this option, to the extent it is at the time outstanding under the Plan, shall automatically accelerate so that this option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of Option Shares subject to the option and may be exercised for all or any portion of such shares as fully-exercisable shares.  However, the exercisability shall not so accelerate if and to the extent:  (i) such option is, in connection with such Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a stock option for shares of the capital stock of the successor corporation or parent thereof having comparable value and terms, (ii) such option is to be replaced with a cash incentive option or award of the successor corporation which preserves the option spread value existing at the time of such Corporate Transaction and provides for subsequent payout in accordance with the same terms and conditions of the option, (iii) such option is to be replaced by a grant under another incentive program which the Committee determines is reasonably equivalent in value, or (iv) the acceleration of the exercisability period under the option is subject to other limitations imposed by the Committee at the time of the Grant.  The determination of comparability under clauses (i), (ii) or (iii) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(e)           Upon the Grantee’s cessation of service by reason of an Involuntary Termination within thirty-six (36) months after a Corporate Transaction in which the Grantee’s outstanding options are assumed or replaced pursuant to clauses (d) (i), (ii) or (iii) above, each such option under clause (i) shall automatically accelerate and become fully exercisable and all restrictions applicable to such grants shall lapse, with respect to the total number of shares of stock at the time subject to such option and the cash incentive program under clause (ii) or other incentive program under clause (iii) shall become fully vested.  In addition, upon the Grantee’s cessation of service by reason of an Involuntary Termination within 36 months after a Change of Control, the option will automatically accelerate and become fully exercisable with respect to the total number of Option Shares at the time subject to the option.  The option as so accelerated shall remain exercisable until the earlier of the Expiration Date or the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

(f)            Immediately following the consummation of a Corporate Transaction, this option shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

10.           Compliance with Laws and Regulations.

(a)           The exercise of this option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s common stock may be listed at the time of such exercise and issuance.

(b)           In connection with the exercise of this option, the Grantee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

11.           Liability of Company.

(a)           If the Option Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to this option will relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.

12.           No Employment Contract.

Nothing in this Agreement, the Notice or in the Plan confers upon the Grantee any right to continue in the employ of the Company (or any subsidiary) or interferes with or restricts in any way the rights of the Company (or any subsidiary), which are hereby expressly reserved, to discharge the Grantee at any time for any reason or no reason, with or without cause.  Except to the extent the terms of any employment contract between the Company (or any subsidiary) and the Grantee may expressly provide otherwise, neither the Company nor any of its subsidiaries is under any obligation to continue the employment of the Grantee for any period of specified duration.

13.           Notices.

Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Senior Vice President, Human Resources at its corporate office at 145 Brandywine Parkway, West Chester, Pennsylvania, 19380.  Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address provided on the notice of grant or such other address provided in writing by the Grantee to the Company.  All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.           Construction.

This Agreement, the Notice and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.

Capitalized terms not otherwise defined herein that are defined in the Plan shall have the meaning specified in the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in this option.

15.           Governing Law.

The interpretation, performance and enforcement of this Agreement will be governed by the laws of the Commonwealth of Pennsylvania.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Cephalon has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate.

For Cephalon, Inc.

Date:

I hereby accept the option described in this Agreement and the Notice, and I agree to be bound by the terms of the Plan, this Agreement and the Notice.  I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:

Address:

Date: